[Notes]	EXHIBIT 10.3

VALARIS LIMITED

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of April 30, 2021 by and among Valaris Limited, a company organized under the laws of Bermuda (the “Company”) and the Holders (as defined below) of the Company’s First Lien Notes (as defined below) listed on Schedule I hereto. The Company and the Holders are referred to herein collectively as the “Parties” and each, individually, as a “Party.” Capitalized terms used herein have the meanings set forth in Section 1.

WITNESSETH:

WHEREAS, the Company and each of its direct and indirect debtor subsidiaries (collectively, the “Debtors”) filed chapter 11 cases on August 19, 2020 under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, in connection with the Chapter 11 Cases, the Debtors filed the Debtors’ Fourth Amended Joint Plan of Reorganization on February 26, 2021 (the “Plan”);

WHEREAS, on August 18, 2020, the Debtors and the Backstop Parties (as defined below) entered into that certain Backstop Commitment Agreement (as amended prior to the date hereof and as may be further amended from time to time, the “Backstop Commitment Agreement”), pursuant to which the Company agreed, subject to the terms and conditions therein, to, among other things, (i) issue and sell First Lien Notes to such Backstop Parties on the Effective Date (as defined below) and (ii) register the resale of such First Lien Notes under the Securities Act (as defined below); and

WHEREAS, the Holders and the Company desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of First Lien Notes in furtherance of the foregoing.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, and intending to be legally bound, the Parties agree as follows:

1.      Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, as such terms are used and defined in Rule 144, as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405.

“Backstop Commitment Agreement” has the meaning set forth in the Recitals.

“Backstop Parties” has the meaning set forth in the Backstop Commitment Agreement.

“Backstop Premium Notes” means the First Lien Notes issued as Backstop Premiums (as defined in the Backstop Commitment Agreement).

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event or passage of time.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by law to be closed in New York, New York.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Company” has the meaning set forth in the Preamble.

“Covered Notice” has the meaning set forth in Section 3(y).

“Debtors” has the meaning set forth in the Recitals.

“Demand Notice” has the meaning set forth in Section 2(b)(i).

“Demand Registration” has the meaning set forth in Section 2(b)(i).

“Demand Registration Statement” has the meaning set forth in Section 2(b)(i).

“Demand Request” has the meaning set forth in Section 2(b)(i).

“Due Diligence Information” has the meaning set forth in Section 3(p).

“Effective Date” has the meaning set forth in the Backstop Commitment Agreement.

“Effectiveness Period” has the meaning set forth in Section 2(b)(iv).

“End of Suspension Notice” has the meaning set forth in Section 2(d).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority agency.

“First Lien Notes” means the senior secured first lien notes of the Company, issued pursuant to that certain Indenture, dated on or about the date hereof.

“Form S-1 Shelf” has the meaning set forth in Section 2(a)(i).

“Form S-3 Shelf” has the meaning set forth in Section 2(a)(i).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405.

“Holdback Notes” has the meaning set forth in the Backstop Commitment Agreement.

“Holder” and “Holder of Registrable Securities” means each Person that is party to this Agreement on the date hereof and any Person who (i) holds Registrable Securities on the date hereof and subsequently delivers a signature page hereto to the Company or (ii) hereafter becomes a party to this Agreement pursuant to Section 6(g) of this Agreement. A Person shall cease to be a Holder hereunder at such time as it ceases to beneficially own any Registrable Securities.

“Holder Indemnified Persons” has the meaning set forth in Section 5(a).

“Holders of a Majority of Included Registrable Securities” means Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities included in a Demand Registration or an Underwritten Shelf Takedown, as applicable. For the avoidance of doubt, only Registrable Securities held by Persons who are party to this Agreement as of the date hereof or who thereafter become a party to this Agreement by executing a joinder in accordance with Section 6(g) shall be considered in calculating a majority of the Registrable Securities.

“Holders of a Majority of Registrable Securities” means Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities. For the avoidance of doubt, only Registrable Securities held by Persons who are party to this Agreement as of the date hereof or who thereafter become a party to this Agreement by executing a joinder in accordance with Section 6(g) shall be considered in calculating a majority of the Registrable Securities.

“Included Registrable Securities” means the Registrable Securities included in a Demand Registration or an Underwritten Shelf Takedown, as applicable.

“Indemnified Persons” has the meaning set forth in Section 5(b).

“indemnifying party” has the meaning set forth in Section 5(c).

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus”, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Losses” has the meaning set forth in Section 5(a).

“Maximum Offering Size” has the meaning set forth in Section 2(a)(vi).

“Opt-Out Election” has the meaning set forth in Section 3(y).

“Parties” and “Party” have the meanings set forth in the Preamble.

“PDF” means portable document format (.pdf).

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, joint stock company, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof, or other entity of any kind, and shall include any heirs, executors, administrators, legal representatives, and successors (by merger or otherwise) of any such entity or individual.

“Plan” has the meaning set forth in the Recitals.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Company to be threatened.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), all amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Public Offering” means any sale or distribution to the public of First Lien Notes pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s First Lien Notes.

“Qualified Holder” means, either (i) any RCF Lender Backstop Party (“RCF Lender Qualified Holder”) or (ii) on any date, one or more Backstop Parties that held Senior Notes Claims (as defined in the Plan) who, together with their Affiliates, beneficially own in the aggregate at least 5% of the First Lien Notes constituting those Registrable Securities issued on the date hereof (collectively, a “Senior Notes Qualified Holder”), including, in each case, transferees thereof.

“Questionnaire” has the meaning set forth in Section 2(a)(ii).

“RCF Lender Backstop Parties” has the meaning set forth in the Backstop Commitment Agreement.

“Registrable Securities” means (a) the First Lien Notes issued or issuable to the Holders pursuant to the Backstop Commitment Agreement, including the Holdback Notes, Unsubscribed Notes and Backstop Premium Notes, (b) First Lien Notes received by Holders pursuant to the Plan or the Rights Offering or otherwise acquired by Holders, in each case that are on the date hereof (or subsequently become) Affiliates of the Company as well as First Lien Notes held by Affiliates of such Holders (and, if applicable, transferees of Affiliates that receive “restricted securities” in connection with transfers other than pursuant to a Registration Statement or Rule 144), (c) additional First Lien Notes acquired by or held by (or deemed to be held by) any Holder or its Affiliates in open market or other purchases or otherwise (and, if applicable, transferees of Affiliates that receive “restricted securities” in connection with transfers other than pursuant to a Registration Statement or Rule 144) and (d) additional First Lien Notes issued or paid by way of payment-in-kind interest, in each case, that are beneficially owned on or after the date hereof by the Holders and their Affiliates or any transferee or assignee of any Holder or its Affiliates after giving effect to a transfer made in compliance with Section 6(g), all of which securities are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144 and such Registrable Securities are thereafter freely transferable by such recipient (without limitations on volume) without registration under the Securities Act, (iii) such Registrable Securities cease to be outstanding, or (iv) such Registrable Securities are eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1). For the avoidance of doubt, securities issued pursuant to Section 1145 of the Bankruptcy Code shall not be considered “Registrable Securities” for the purposes of this Agreement, unless such securities are held by (or deemed to be held by) Affiliates of the Company, as reasonably determined by a Holder under applicable securities laws (or transferees thereof, as contemplated above), in which case such securities shall be considered “Registrable Securities” for the purposes of this Agreement.

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means any registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including an Automatic Shelf Registration Statement, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in Section 6(r).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, limited partners, general partners, shareholders, subsidiaries, managed accounts or funds, managers, management company, investment manager, Affiliates, principals, employees, agents, investment bankers, attorneys, accountants, advisors, consultants, fund advisors, financial advisors and other professionals of such Person, in each case, in such capacity, serving on or after the date of this Agreement.

“Requisite Backstop Parties” has the meaning set forth in the Backstop Commitment Agreement.

“Rights Offering” has the meaning set forth in the Backstop Commitment Agreement.

“road show” has the meaning set forth in Section 5(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Seasoned Issuer” means an issuer eligible to use a registration statement on Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of a Holder not included within the definition of Registration Expenses.

“Shelf Period” has the meaning set forth in Section 2(a)(i).

“Shelf Registrable Securities” has the meaning set forth in Section 2(a)(v).

“Shelf Registration” means the registration of an offering of Registrable Securities on a Form S-1 Shelf or a Form S-3 Shelf, as applicable, on a delayed or continuous basis under Rule 415, pursuant to Section 2(a)(i).

“Shelf Registration Statement” has the meaning set forth in Section 2(a)(i).

“Shelf Takedown Notice” has the meaning set forth in Section 2(a)(v).

“Shelf Takedown Request” has the meaning set forth in Section 2(a)(v).

“Subsidiary” means, when used with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other governing body performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Suspension Event” has the meaning set forth in Section 2(d).

“Suspension Notice” has the meaning set forth in Section 2(d).

“Suspension Period” has the meaning set forth in Section 2(d).

“Trading Market” means the New York Stock Exchange, or such other principal national or regional securities exchange or market in the United States (including, for such purpose, the Over The Counter Bulletin Board or Pink Sheets), or other securities exchange or market, on which Registrable Securities are (or are to be) listed and reasonably acceptable to the Requisite Backstop Parties.

“Underwriter Indemnified Persons” has the meaning set forth in Section 5(a).

“Underwritten Demand” means a Demand Registration conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(a)(iv).

“Unsubscribed Notes” means the First Lien Notes that are Unsubscribed Securities (as defined in the Backstop Commitment Agreement).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

2.      Registration.

(a)           Shelf Registration.

(i)                 Filing of Shelf Registration Statement. As promptly as reasonably practicable after the Effective Date, and in any event within thirty (30) days following the Effective Date if the Company is then eligible to use Form S-3 or forty five (45) days following the Effective Date if the Company is not then eligible to use Form S-3, the Company shall file a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or Form S-1 (the “Form S-1 Shelf” and, together with the Form S-3 Shelf, the “Shelf Registration Statement”), as applicable, covering the resale of all Registrable Securities beneficially owned by the Holders on a delayed or continuous basis. If the Company files a Form S-1 Shelf, then as soon as reasonably practicable after the Company becomes eligible to use Form S-3, the Company shall convert the Form S-1 Shelf to a Form S-3 Shelf (or other appropriate short form registration statement then permitted by the Commission’s rules and regulations) covering the resale of all applicable Registrable Securities beneficially owned by the Holders (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI). Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable following the filing of the Shelf Registration Statement. The Company shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement are no longer Registrable Securities, including, to the extent a Form S-1 Shelf is converted to a Form S-3 Shelf and the Company thereafter becomes ineligible to use Form S-3, by using commercially reasonable efforts to file a Form S-1 Shelf or other appropriate form specified by the Commission’s rules and regulations as promptly as reasonably practicable after the date of such ineligibility and using its commercially reasonable efforts to have such Shelf Registration Statement declared effective as promptly as reasonably practicable after the filing thereof (the period during which the Company is required to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this clause (i), the “Shelf Period”). For so long as any Registrable Securities covered by any Form S-1 Shelf remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (x) such Form S-1 Shelf shall not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (y) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K. The Company shall as promptly as reasonably practicable notify the Holders named in the Shelf Registration Statement via e-mail to the addresses set forth on Schedule I hereof of the effectiveness of a Shelf Registration Statement. The Company shall file a final Prospectus in respect of such Shelf Registration Statement with the Commission to the extent required by Rule 424. The “Plan of Distribution” section of such Shelf Registration Statement shall include a plan of distribution in a reasonable and customary form provided by counsel for the Holders of a Majority of Included Securities being registered in the applicable Shelf Registration Statement and reasonably acceptable to the Company.

(ii)                Holder Information. Notwithstanding any other provision hereof, no Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder, and the Holder furnishes to the Company a fully completed notice and questionnaire in a reasonable and customary form provided by counsel to the Company (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. In order to be named as a selling securityholder in the Shelf Registration Statement at the time it is first made available for use, a Holder must furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing no later than the fifth (5th) Business Day prior to the targeted effective date; provided that any Holder providing a completed Questionnaire within that time period may provide updated information regarding such Holder’s beneficial ownership and the aggregate principal amount of Registrable Securities requested to be included up to the second (2nd) Business Day prior to the effective date of the Shelf Registration Statement. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

(iii)               Supplements. From and after the effective date of the Shelf Registration Statement, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use its commercially reasonable efforts to file as promptly as reasonably practicable, but in any event on or prior to the tenth (10th) Business Day after receipt of such information (or, if a Suspension Period is then in effect or initiated within five (5) Business Days following the date of receipt of such information, the tenth (10th) Business Day following the end of such Suspension Period) either (i) if then permitted by the Securities Act or the rules and regulations thereunder (or then-current Commission interpretations thereof), a supplement to the Prospectus contained in the Shelf Registration Statement naming such Holder as a selling securityholder and containing such other information as necessary to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities, or (ii) if it is not then permitted under the Securities Act or the rules and regulations thereunder (or then-current Commission interpretations thereof) to name such Holder as a selling securityholder in a supplement to the Prospectus, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement as necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities (subject, in the case of either clause (i) or clause (ii), to the Company’s right to delay filing or suspend the use of the Shelf Registration Statement as described in Section 2(d) hereof). If the Company is not a WKSI or is not otherwise eligible to add additional selling securityholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than one (1) post-effective amendment or additional Shelf Registration Statements in any fiscal quarter for all Holders pursuant to this Section 2(a)(iii); provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $10 million of aggregate principal amount of the outstanding First Lien Notes. If the Company is a WKSI or is otherwise eligible to add additional selling securityholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than two (2) prospectus supplements for all Holders pursuant to this Section 2(a)(iii) in any fiscal quarter; provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $10 million of aggregate principal amount of the outstanding First Lien Notes.

(iv)               Underwritten Shelf Takedown. At any time during the Shelf Period (subject to any Suspension Period), any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten Public Offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, that, and subject to Section 2(a)(v) below, the Company shall not be obligated to effect (x) an Underwritten Shelf Takedown for any Registrable Securities other than First Lien Notes; (y) more than (I) three (3) Underwritten Shelf Takedowns requested by RCF Lender Qualified Holders (together with any Demand Registrations requested by RCF Lender Qualified Holders) and (II) five (5) Underwritten Shelf Takedowns requested by Senior Notes Qualified Holders and other Holders that are not RCF Lender Qualified Holders (together with any Demand Registrations requested by Senior Notes Qualified Holders), in aggregate; or (z) any Underwritten Shelf Takedown if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown, in the good faith judgment of the managing underwriter(s) therefor, is less than $25 million as of the date the Company receives a Shelf Takedown Request.

(v)                Notice of Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Shelf Takedown Request”). Each Shelf Takedown Request shall specify the approximate aggregate principal amount of First Lien Notes to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Subject to Section 2(e) below, after receipt of any Shelf Takedown Request, the Company shall give written notice (the “Shelf Takedown Notice”) of such requested Underwritten Shelf Takedown (which notice shall state the material terms of such proposed Underwritten Shelf Takedown, to the extent known) to all other Holders of Registrable Securities that have Registrable Securities registered for sale under a Shelf Registration Statement (“Shelf Registrable Securities”). Such notice shall be given not more than ten (10) Business Days and not less than five (5) Business Days, in each case prior to the expected date of commencement of marketing efforts for such Underwritten Shelf Takedown. Subject to Section 2(c)(ii), the Company shall include in such Underwritten Shelf Takedown all Shelf Registrable Securities that are First Lien Notes with respect to which the Company has received written requests for inclusion therein within (x) in the case of a “bought deal” or “overnight transaction”, two (2) Business Days; (y) in the case any other Underwritten Shelf Takedown, five (5) Business Days, in each case after the giving of the Shelf Takedown Notice. For the avoidance of doubt, the Company shall not be required to provide a Shelf Takedown Notice with respect to a Public Offering utilizing a Shelf Registration Statement other than an Underwritten Shelf Takedown, and Holders shall not have rights to participate therein under this Section 2(a)(v).

(vi)              Priority of Registrable Securities. If the managing underwriters for such Underwritten Shelf Takedown advise the Company and the Holders of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown that in their reasonable view the aggregate principal amount of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown exceeds the aggregate principal amount of Shelf Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a Majority of Included Registrable Securities requested to be included in the Underwritten Shelf Takedown (the “Maximum Offering Size”), then the Company shall promptly give written notice to all Holders of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown of such Maximum Offering Size, and shall include in such Underwritten Shelf Takedown the aggregate principal amount of Shelf Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the Shelf Registrable Securities requested to be included in such Underwritten Shelf Takedown by the Holders of such Shelf Registrable Securities, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the aggregate principal amount of Shelf Registrable Securities requested to be included therein by each such Holder, (B) second, any securities proposed to be offered by the Company, and (C) securities other than Registrable Securities.

(vii)             Restrictions on Timing of Underwritten Shelf Takedowns. The Company shall not be obligated to effect an Underwritten Shelf Takedown (A) within ninety (90) days (or such longer period specified in any applicable lock-up agreement entered into with underwriters) after the consummation of a previous Underwritten Shelf Takedown or Demand Registration or consummation of a Company-initiated Public Offering or (B) within sixty (60) days prior to the Company’s good faith estimate of the date of filing of a Company-initiated registration statement.

(viii)            Selection of Bankers and Counsel. The Holders of a Majority of Included Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to: (A) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel per jurisdiction, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Underwritten Shelf Takedown, and (B) determine the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities included in such Underwritten Shelf Takedown; provided that the Company shall select such investment banker(s), manager(s) and counsel (including local counsel) if such Holders of a Majority of Included Registrable Securities cannot so agree on the same within a reasonable time period.

(ix)               Withdrawal from Registration. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2(a)(ii) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered prior to the effective date of the relevant Underwritten Shelf Takedown.

(x)                WKSI Filing. Upon the Company first becoming a WKSI, if requested by a Qualified Holder with securities registered on an existing Shelf Registration Statement, the Company will convert such existing Shelf Registration Statement to an Automatic Shelf Registration Statement.

(b)                               Demand Registration.

(i)                 If the Company (i) is in violation of its obligation to file a Shelf Registration Statement pursuant to Section 2(a) and the terms of the Plan or (ii) following the effectiveness of the Shelf Registration Statement contemplated by Section 2(a), thereafter ceases to have an effective Shelf Registration Statement during the Shelf Period (other than during any Suspension Period), subject to the terms and conditions of this Agreement (including Section 2(b)(iii)) and without limiting any remedies that may be available to pursue such violation in the Bankruptcy Court or otherwise, upon written notice to the Company (a “Demand Request”) delivered by a Qualified Holder requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities beneficially owned by such Qualified Holder(s), the Company shall give a notice of the receipt of such Demand Request (a “Demand Notice”) to all other Holders of Registrable Securities (which notice shall state the material terms of such proposed Demand Registration, to the extent known). Such Demand Notice shall be given not more than ten (10) Business Days and not less than five (5) Business Days, in each case prior to the expected date of the public filing of the registration statement (the “Demand Registration Statement”) for such Demand Registration. Subject to the provisions of Section 2(a)(iv) and Section 2(d) below, the Company shall include in such Demand Registration all Registrable Securities that are First Lien Notes with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the later of the Company (i) the giving the Demand Notice and (ii) five (5) Business Days prior to the actual public filing of the Demand Registration Statement. Nothing in this Section 2(b) shall relieve the Company of its obligations under Section 2(a).

(ii)                Demand Registration Using Form S-3. The Company shall effect any requested Demand Registration using a Registration Statement on Form S-3 whenever the Company is a Seasoned Issuer or a WKSI, and shall use an Automatic Shelf Registration Statement if it is a WKSI.

(iii)               Limitations on Demand Registration. The Company shall not be required to effect more than (a) three (3) Underwritten Demands requested by RCF Lender Qualified Holders (together with any Underwritten Shelf Takedowns requested by RCF Lender Qualified Holders) and (b) five (5) Underwritten Demands requested by Senior Notes Qualified Holders (together with any Underwritten Shelf Takedowns requested by Senior Notes Qualified Holders and other Holders that are not RCF Lender Qualified Holders), in the aggregate. The Company shall not be required to effect the Underwritten Demand if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be registered in such Underwritten Demand, in the good faith judgment of the managing underwriter(s) therefor, is less than the lesser of (x) $15 million and (y) such amount as would enable all remaining Registrable Securities to be included in such Underwritten Demand, in each case as of the date the Company receives a written request for an Underwritten Demand. The Company shall not be obligated to effect a Demand Registration (A) within ninety (90) days (or such longer period specified in any applicable lock-up agreement entered into with underwriters) after the consummation of a previous Demand Registration or Underwritten Shelf Takedown or Company-initiated Public Offering or (B) within sixty (60) days prior to the Company’s good faith estimate of the date of filing of a Company-initiated registration statement.

(iv)              Effectiveness of Demand Registration Statement. The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission as promptly as practicable after filing and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or Holders to sell all the Registrable Securities covered by such Demand Registration Statement or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder) (the “Effectiveness Period”). A Demand Registration shall not be deemed to have occurred (A) if the Registration Statement is withdrawn without becoming effective, (B) if the Registration Statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective, (D) in the event of an Underwritten Demand, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by the Qualified Holders holding a majority of Included Registrable Securities, or (E) if the aggregate principal amount of Registrable Securities included on the applicable Registration Statement is reduced in accordance with Section 2(b)(v) such that less than 66 2/3% in aggregate principal amount of the Registrable Securities of the Holders of Registrable Securities who sought to be included in such registration are so included in such Registration Statement.

(v)                Underwritten Demand. The determination of whether any Public Offering of Registrable Securities pursuant to a Demand Registration will be an Underwritten Demand shall be made in the sole discretion of the Holders of a Majority of Included Registrable Securities included in such Demand Registration, and such Holders of a Majority of Included Registrable Securities included in such Underwritten Demand shall have the right to (A) determine the plan of distribution, the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and other financial terms, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel per jurisdiction, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Demand Registration; provided that the Company shall select such investment banker(s), manager(s) and counsel (including local counsel) if the Holders of a Majority of Included Registrable Securities cannot so agree on the same within a reasonable time period.

(vi)              Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2(b) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered on or prior to the effective date of the relevant Demand Registration Statement.

(c)           Notice Requirements. Any Demand Request or Shelf Takedown Request shall (i) specify the maximum aggregate principal amount or class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum aggregate principal amount of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(d)           Suspension Period. Notwithstanding any other provision of this Section 2, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Demand Registration or Shelf Registration (whether prior to or after receipt by the Company of a Shelf Takedown Request or Demand Request) (i) if the Company’s Board of Directors determines in good faith (with the advice of competent counsel expert in such matters) that any such registration or offering would require the disclosure, under applicable securities laws and/or other laws, of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would materially affect the Company in an adverse manner; provided that the exception in clause (i) shall continue to apply only during the time in which such material nonpublic information has not been disclosed and remains material; and (ii) if the Company’s Board of Directors determines in good faith, after consultation with its external advisors or legal counsel, that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company or any of its subsidiaries; provided that, the period of any delay or suspension under exceptions (i) and (ii) shall not exceed a period of sixty (60) days and any such delays or extensions shall not in aggregate exceed ninety (90) days in any twelve (12) month period (any such period, a “Suspension Period”, and any event triggering any such delay or suspension, a “Suspension Event”); provided, however, that in such event, the Qualified Holders will be entitled to withdraw any request for a Demand Registration or an Underwritten Shelf Takedown and, if such request is withdrawn, such Demand Registration or Underwritten Shelf Takedown will not count as a Demand Registration or an Underwritten Shelf Takedown and the Company will pay all Registration Expenses in connection with such registration, regardless of whether such registration is effected. The Company shall promptly give written notice to the Holders of Registrable Securities registered under or pursuant to any Shelf Registration Statement or any Demand Registration with respect to its declaration of a Suspension Period and of the expiration of the relevant Suspension Period (a “Suspension Notice”). If the filing of any Demand Registration is suspended or an Underwritten Shelf Takedown is delayed pursuant to this Section 2(d), once the Suspension Period ends, the Qualified Holders may request a new Demand Registration or a new Underwritten Shelf Takedown (and such request shall not be counted as an additional Underwritten Shelf Takedown or Demand Registration for purposes of either Section 2(a)(iv) or Section 2(b)(i)). The Company shall not include any material non-public information in the Suspension Notice and or otherwise provide such information to a Holder unless specifically requested by a Holder in writing. A Holder shall not effect any sales of the Registrable Securities pursuant to a Registration Statement at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice. Holders may recommence effecting sales of the Registrable Securities pursuant to a Registration Statement following further written notice from the Company to such effect (an “End of Suspension Notice”), which End of Suspension Notice shall be given by the Company to the Holders with Registrable Securities included on any suspended Registration Statement and counsel to the Holders, if any, promptly (but in no event later than two (2) Business Days) following the conclusion of any Suspension Event. Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Registration Statement pursuant to this Section 2(d), the Company agrees that it shall (i) extend the period which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice; and (ii) provide copies of any supplemented or amended prospectus necessary to resume sales, if requested by any Holder; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Registration Statement.

(e)           Required Information. The Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration), and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request or who does not consent to the inclusion in a Registration Statement or Prospectus related to such registration or sale of such information related to such Holder that is required by the rules and regulations of the Commission. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(f)            Other Registration Rights Agreements. The Company represents and warrants to each Holder that, as of the date of this Agreement, it has not entered into any agreement with respect to any of its securities granting any registration rights to any Person with respect to the Registrable Securities, other than as contemplated by the Plan. The Company will not enter into on or after the date of this Agreement, unless this Agreement is modified or waived as provided in Section 6(c), any agreement that is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect. Other than as set forth in this Agreement, if the Company enters into any agreement that would allow any holder of First Lien Notes or other securities of the Company to include such First Lien Notes or other securities of the Company in any Registration Statement of the Company, in each case on a basis more favorable than the rights of the Holders under this Agreement (as determined in good faith by the Company), this Agreement shall be automatically amended to provide for such more favorable terms and, to the extent the Company enters into any agreement that would allow any holder of First Lien Notes or other securities of the Company to include such First Lien Notes or other securities of the Company in any Registration Statement or Underwritten Shelf Takedown under Section 2(a) or 2(b) of this Agreement, such other agreement shall similarly provide for the Holders to have reciprocal rights with respect to any demand registrations or underwritten offerings thereunder.

(g)           Cessation of Registration Rights. All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder until such time as such Holder no longer holds any Registrable Securities.

(h)           Confidentiality. Each Holder agrees that such Holder shall treat as confidential the receipt of a Demand Notice or Shelf Takedown Notice and shall not disclose or use the information contained in any such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

3.      Registration Procedures. The procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                          The Company will (i) prepare and file a Registration Statement or a prospectus supplement, as applicable, with the Commission (within the time period specified in Section 2(a) or Section 2(b), as applicable, in the case of a Shelf Registration, an Underwritten Shelf Takedown or a Demand Registration) which Registration Statement (A) shall be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the Commission to be filed therewith, and (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 2(a) or Section 2(b), as applicable, in the case of a Shelf Registration Statement or a Demand Registration Statement. The Company will furnish to any Qualified Holder named as a selling securityholder (or selling securityholders) therein, any counsel designated by such Qualified Holder, counsel for the Holders of a Majority of Included Registrable Securities (selected as provided herein) and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, copies of all correspondence from the Commission received in connection with such Public Offering, subject in the case of any Qualified Holder to such Holder entering into a confidentiality agreement with respect thereto if requested by the Company. The Company will (I) at least two (2) Business Days (or such shorter period as shall be reasonably practicable under the circumstances) prior to the anticipated filing of the Shelf Registration Statement, a Demand Registration Statement or any related Prospectus or any amendment or supplement thereto, or before using any Issuer Free Writing Prospectus, furnish to any Qualified Holder named as a selling securityholder (or selling securityholders) therein, any counsel designated by such Qualified Holder and counsel for the Holders of a Majority of Included Registrable Securities (selected as provided herein) and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed (subject in the case of any Qualified Holder to such Holder entering into a confidentiality agreement with respect thereto if requested by the Company), (II) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as any of the foregoing Persons reasonably shall propose and (III) without limiting the Company’s rights under Section 2(e), not include in any Registration Statement or any related Prospectus or any amendment or supplement thereto information regarding a participating Holder to which a participating Holder reasonably objects; provided, however, the Company shall not be required to provide copies of any amendment or supplement filed solely to incorporate in any Form S-1 (or other form not providing for incorporation by reference) any filing by the Company under the Exchange Act or any amendment or supplement filed for the purpose of adding additional selling securityholders thereunder.

(b)                         The Company will as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution, to the extent such intended method of distribution is consistent with the applicable plan of distribution, or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 2(a) or Section 2(b), as applicable, in accordance with the intended method of distribution.

(c)                          The Company will make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any Public Offering covered thereby) within the deadlines specified by the Securities Act.

(d)                         The Company will notify each Holder of Registrable Securities named as a selling securityholder in any Registration Statement and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, (i) as promptly as reasonably practicable when any Registration Statement or post-effective amendment thereto has been declared effective; (ii) of the issuance or threatened issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; or (iv) of the discovery that, or upon the happening of any event the result of which, such Registration Statement or Prospectus or Issuer Free Writing Prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement in any material respect or omits any material fact necessary to make the statements in the Registration Statement or the Prospectus or Issuer Free Writing Prospectus relating thereto not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, correct such misstatement or omission or effect such compliance.

(e)                          Upon the occurrence of any event contemplated by Section 3(d)(iv), as promptly as reasonably practicable, the Company will (x) prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, (y) furnish, if requested, a reasonable number of copies of such supplement or amendment to the selling Holders, their counsel and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, and (z) file such supplement, amendment and any other required document with the Commission so that, as thereafter delivered to the purchasers of any Registrable Securities, such Registration Statement, such Prospectus or such Issuer Free Writing Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or an Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and such Issuer Free Writing Prospectus shall not include information that conflicts with information contained in the Registration Statement or Prospectus, in each case such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus. Following receipt of notice of any event contemplated by clauses 3(d)(ii)-(iv), a Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement and shall not resume sales until such time as it has received written notice from the Company to such effect. The Company shall provide any supplemented or amended prospectus necessary to resume sales, if requested by any Holder.

(f)                          The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any Prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable, or if any such order or suspension is made effective during any Suspension Period, as promptly as practicable after the Suspension Period is over.

(g)                         During the Effectiveness Period or the Shelf Period, as applicable, the Company will furnish to each selling Holder, its counsel and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Holder or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(h)                         The Company will promptly deliver to each selling Holder and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, without charge, as many copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any Issuer Free Writing Prospectus)), all exhibits and other documents filed therewith and such other documents as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter, and upon request, subject to any confidentiality undertaking as the Company shall reasonably request, a copy of any and all transmittal letters or other correspondence to or received from the Commission or any other governmental authority relating to such offer. Subject to Section 2(d) hereof, the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i)                           The Company will (i) register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(j)                           The Company will cooperate with the Holders and the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book-entry statements shall be free of all restrictive legends, indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders or the underwriter or managing underwriter of an underwritten Public Offering, as applicable, may reasonably request and instruct any transfer agent and registrar or trustee of Registrable Securities, if any, may request. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon the sale by any Holder or the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement and to release any stop transfer orders in respect thereof. At the request of any Holder or the managing underwriter, if any, the Company will promptly deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow the Registrable Securities to be sold from time to time free of all restrictive legends.

(k)                          The right of any Holder to include such Holder’s Registrable Securities in an underwritten offering shall be conditioned upon (x) such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (y) such Holder entering into customary agreements, including an underwriting agreement in customary form, and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that (I) any such Holder shall not be required to make any representations or warranties to the Company or the underwriters (other than (A) representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer, (3) such matters pertaining to compliance with securities laws as may be reasonably requested by the Company or the underwriters, (4) the accuracy of information concerning such Holder as provided by or on behalf of such Holder, and (5) any other representations or warranties required to be made by the Holder under applicable law, and (B) such other representations, warranties and other provisions relating to such Holder’s participation in such Public Offering as may be reasonably requested by the underwriters) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 5(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the underwriters and their controlling Persons in Section 5(b) hereof and (II) the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (z) such Holder completing and executing all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements or by the Company in connection with such underwritten Public Offering.

(l)                           The Company agrees with each Holder that, in connection with any underwritten Public Offering (including an Underwritten Shelf Takedown), the Company shall: (i) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a Majority of Included Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any (taking into account the needs of the Company’s businesses and the responsibilities of the Company’s officers with respect thereto). The Company and its management shall not be required to participate in any marketing effort that lasts longer than five (5) Business Days.

(m)                         The Company will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten Public Offering of Registrable Securities (i) a signed counterpart of one or more comfort letters from independent public accountants of the Company in customary form and covering such matters of the type customarily covered by comfort letters and (ii) an opinion or opinions from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities in an underwritten Public Offering, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(n)                          The Company will (i) provide and cause to be maintained a trustee, transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any reasonable agreements with a custodian for the Registrable Securities and (ii) no later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities.

(o)                         The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(p)                         The Company will, upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative appointed by the Holders of a Majority of Included Registrable Securities, counsel selected by such Holders in accordance with this Agreement, any underwriter participating in any disposition pursuant to such registration, as applicable, and any other attorney or accountant retained by such underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or Underwritten Shelf Takedown, as applicable, and make themselves available at mutually convenient times to discuss the business of the Company and other matters reasonably requested by any such Holders, sellers, underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, as applicable (any information provided under this Section 3(p), “Due Diligence Information”), subject in each case to the foregoing persons entering into customary confidentiality and non-use agreements with respect to any confidential information of the Company. The Company shall not provide any Due Diligence Information to a Holder unless such Holder requests such Due Diligence Information in writing.

(q)                         The Company will comply with all applicable rules and regulations of the Commission, the Trading Market (if applicable), FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months but not more than eighteen (18) months beginning with the first (1st) full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder (or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule).

(r)                          The Company will ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, and is retained in accordance with the Securities Act to the extent required thereby.

(s)                         Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or used or refer to, any Free Writing Prospectus without the prior written consent of the Company and, in connection with any underwritten Public Offering, the underwriters.

(t)                          Following any listing of the First Lien Notes in accordance with the requirements of the Plan or otherwise, the Company will use commercially reasonable efforts to cause the Registrable Securities of the same class, to the extent any further action is required, to be similarly listed and to maintain such listing until such time as the securities cease to constitute Registrable Securities.

(u)                         The Company shall, if such registration for an underwritten Public Offering is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter(s) reasonably request(s).

(v)                         The Company shall hold in confidence and not use or make any disclosure of information concerning a Holder provided to the Company, unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement known to the Company. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means or otherwise determining that any such disclosure is required under the foregoing clauses (i) through (iii), give prompt written notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(w)          The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act.

(x)            In the case of an underwritten Demand Registration or Underwritten Shelf Takedown requested by the Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders of a Majority of Included Registrable Securities to be included in such underwritten Public Offering.

(y)           Notwithstanding anything to the contrary in this Agreement, any Holder may make a written election (an “Opt-Out Election”) to no longer receive from the Company any Demand Notice, Shelf Takedown Notice or Suspension Notice (other than a Suspension Notice with respect to a Registration Statement as to which such Holder’s Registrable Securities are, or have been requested to be, included in) (each, a “Covered Notice”), and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such Covered Notice to such Holder from the date of receipt of such Opt-Out Election and such Holder shall have no right to participate in any Registration Statement or Public Offering as to which such Covered Notices pertain. An Opt-Out Election shall remain in effect until it has been revoked in writing to the Company by the relevant Holder and such written revocation has been received by the Company. A Holder who previously has given the Company an Opt-Out Election may revoke such election at any time in writing to the Company, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Elections.

(z)            Rule 144. For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file, in a timely manner, all reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and, whether or not the Company is then subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will make and keep public information available, as those terms are understood and defined in Rule 144, and take such further action as any Holder may reasonably request so as to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of a Holder, the Company will deliver to such Holder a written statement that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act.

(aa)         Whether or not required by the rules and regulations of the Commission and notwithstanding anything to the contrary herein, so long as any Registrable Securities are outstanding the Company covenants that it will file with the Commission, in a timely manner, to the extent such filings are accepted by the Commission, all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such sections. In addition, the Company will make such information available to prospective purchasers of the Registrable Securities, securities analysts and broker-dealers who request it in writing.

4.      Registration Expenses. The Company shall bear all reasonable Registration Expenses incidental to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Shelf Registration or Shelf Takedown Request, whether or not any Registrable Securities are sold pursuant to a Registration Statement. In addition, notwithstanding anything to the contrary herein, the Company shall pay the reasonable fees and disbursements of Kramer Levin Naftalis & Frankel LLP and Shearman & Sterling LLP (along with one (1) counsel, to the extent reasonably necessary, for any applicable jurisdiction) incurred on behalf of Holders of Registrable Securities party to the Restructuring Support Agreement (as defined in the Backstop Commitment Agreement) in connection with the matters contemplated by this Agreement.

“Registration Expenses” shall include, without limitation, (i) all registration, qualification and filing fees and expenses (including fees and expenses (A) of the Commission or FINRA, (B) incurred in connection with the listing of the Registrable Securities on the Trading Market, as applicable, and (C) in compliance with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement)); (ii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto (including expenses of printing certificates for the Company’s shares and printing prospectuses); (iii) analyst or investor presentation or road show expenses of the Company and the underwriters, if any; (iv) messenger, telephone and delivery expenses; (v) reasonable fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (vi) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (vii) fees and expenses of any special experts retained by the Company; (viii) Securities Act liability insurance, if the Company so desires such insurance; (ix) reasonable fees and disbursements of one third-party counsel (along with one (1) local counsel per jurisdiction, to the extent reasonably necessary, for any applicable jurisdiction) representing all Holders mutually agreed by Holders of a Majority of Included Registrable Securities participating in the related registration; (x) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies; (xi) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Each Holder shall pay any Selling Expenses applicable to the sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement, or pursuant to any Shelf Registration Statement under which such selling Holder’s Registrable Securities were sold, and in any other fees and expenses not constituting Registration Expenses in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement or Shelf Registration Statement.

5.      Indemnification.

(a)           The Company shall indemnify, defend and hold harmless each Holder, its partners, stockholders, securityholders, equityholders, general partners, limited partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and any agent, employee, attorney or Representative thereof (collectively, “Holder Indemnified Persons”), and any underwriter that facilitates the sale of the Registrable Securities and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, “Underwriter Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and investigation and reasonable attorneys’, accountants’ and experts’ fees, whether or not the Indemnified Person is a party to any Proceeding) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all Proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus, preliminary prospectus, road show, as defined in Rule 433(h)(4) under the Securities Act (a “road show”), or in any summary or final prospectus or Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary, in the case of any Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state or common law rule or regulation relating to action or inaction in connection with any Company-provided information in such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Proceeding; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or Issuer Free Writing Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(b)           In connection with any Registration Statement filed by the Company pursuant to Section 2 hereof in which a Holder has registered for sale its Registrable Securities, each such selling Holder agrees (severally and not jointly) to indemnify, defend and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, Affiliates, employees, members, managers, agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (such persons together with Holder Indemnified Persons and Underwriter Indemnified Persons, collectively, “Indemnified Persons”), from and against any Losses resulting from (i) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered, Prospectus, preliminary prospectus, road show, Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto or any documents incorporated by reference therein, or (ii) any omission to state therein a material fact required to be stated therein or necessary, in the case of any Prospectus, preliminary prospectus, road show, Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by or on behalf of such selling Holder to the Company specifically for inclusion therein and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting underwriters’ discounts, fees and commissions) received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid (including such Holder’s share of any other Selling Expenses) by such Holder in connection with such sale and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

(c)           Any Indemnified Person shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification under this Section 5 (provided that any delay or failure to so notify the Person obligated to indemnify the Indemnified Person with respect to such claim (the “indemnifying party”) shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure). The indemnifying party shall be entitled to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ its own counsel (and one (1) local counsel in each relevant jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying party, or (B) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying party with respect to such claims; (C) the indemnifying party shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action; (D) the indemnifying party shall authorize the Indemnified Person to employ separate counsel at the expense of the indemnifying party; or (E) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Person and employ counsel reasonably satisfactory to such Indemnified Person. An indemnifying party shall not be liable under this Section 5(c) to any Indemnified Person regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld. No action may be settled without the consent of the Indemnified Person, provided that the consent of the Indemnified Person shall not be required if (A) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such settlement, (B) such settlement provides for the payment by the indemnifying party of money as the sole relief for such action, and (C) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 5(c), in connection with any Proceeding or related Proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time.

(d)           In the event that the indemnity provided in Section 5(a) or Section 5(b) above is unavailable to or insufficient to hold harmless an Indemnified Person for any reason, then each applicable indemnifying party agrees to contribute to the aggregate Losses (including reasonable costs of preparation and investigation and reasonable attorneys’, accountants’ and experts’ fees, whether or not the Indemnified Person is a party to any Proceeding) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the Indemnified Person on the other from the Public Offering of First Lien Notes; provided, however, that the maximum amount of liability in respect of such contribution shall be limited in the case of any Holder to the net proceeds (after deducting underwriters’ discounts, fees and commissions and other Selling Expenses) received by such Holder in connection with such registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the Indemnified Person on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Parties agree that it would not be just and equitable if contribution pursuant to Section 5(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 5(d). The amount paid or payable by an Indemnified Person as a result of the Losses referred to above in Section 5(d) shall be deemed to include any reasonable legal or other reasonable out-of-pocket expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

(f)            Notwithstanding the provisions of Section 5(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(g)           For purposes of Section 5(d), each Person who controls any Holder, agent or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each director, officer, employee and agent of any such Holder, agent or underwriter, shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this Section 5(g).

(h)           The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 5 hereof, and will survive the transfer of Registrable Securities.

(i)            The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

6.      Miscellaneous.

(a)           Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate and shall waive any requirement for the posting of a bond or other security.

(b)           Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (iv) of Section 3(d) or the occurrence of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 6(b). In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that the use of the Prospectus may be resumed.

(c)           Amendments. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only with (i) the consent of the Company and (ii) the affirmative vote of Holders of a Majority of Registrable Securities; provided that in no event shall the obligations of any Holder of Registrable Securities be increased or the rights of any Holder be adversely affected (without similarly increasing or adversely affecting the rights of all Holders), except with the written consent of such Holder; provided further, any provision that is for the express benefit of only Qualified Holders (including any such provisions in Section 2(b) or the definition of Qualified Holders in Section 1) may only be amended, modified, extended or waived in a manner disproportionately adverse in any material respect to any Holder with the consent of such Holder or in a manner disproportionately adverse in any material respect to the RCF Lender Qualified Holders with the consent of the RCF Lender Qualified Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(d)           Waivers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(e)           Termination and Effect of Termination. This Agreement shall terminate with respect to each Holder when such Holder no longer holds any Registrable Securities and will terminate in full when no Holder holds any Registrable Securities, except for the provisions of Section 5, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 5 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

(f)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail in PDF or similar electronic or digital format at or prior to 5:00 p.m. (New York time) on a Business Day in the place of receipt, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail in PDF or similar electronic or digital format later than 5:00 p.m. (New York time) on any date and at or prior to 11:59 p.m. (New York time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service and (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or at such other address as shall be given in writing to the Company by any Party to the other Parties):

If to the Company:

Valaris Limited

5847 San Felipe, Suite 3300

Houston, TX 77002

Attention:    Michael McGuinty, General Counsel

E-Mail:          Michael.McGuinty@valaris.com

If to any other Person who is then a Holder, to the address of such Holder as it appears on the signature pages hereto or such other address as may be designated in writing hereafter by such Person.

(g)           Successors and Assigns; Transfers; New Issuances. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and legal representatives. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (i) such transfer or assignment is made in compliance with the Securities Act, any other applicable securities or “blue sky” laws, or rules or regulations promulgated by FINRA, and the terms and conditions of the organizational documents of the Company; (ii) such transferee or assignee shall have delivered to the Company a joinder agreement in substantially the form attached hereto as Exhibit A agreeing to become subject to and bound by the terms of this Agreement; and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned and the aggregate principal amount of Registrable Securities beneficially owned by such transferee or assignee. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not transfer or assign its rights or obligations hereunder without the prior written consent of each Holder.

(h)           Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement (whether contractual or non-contractual), shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law or conflicts of law.

(i)            Submission to Jurisdiction. Each of the Parties, by its execution of this Agreement, (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the state courts sitting in the State of New York, County of New York for the purpose of any Proceeding arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) to the extent not prohibited by applicable law, hereby waives, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any Proceeding arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Proceeding to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such Proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6(f) hereof is reasonably calculated to give actual notice.

(j)            Waiver of Venue. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that they may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any court referred to in Section 6(i) and (ii) the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

(k)           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)            Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m)          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)           Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

(o)           Execution of Agreement. This Agreement may be executed and delivered (by facsimile, by electronic mail PDF or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(p)           Determination of Ownership. In determining ownership of First Lien Notes hereunder for any purpose, the Company may rely solely on the records of the registrar or indenture trustee for the First Lien Notes from time to time, or, if no such registrar or indenture trustee exists, the Company’s ledger and register of members.

(q)           Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(r)            No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or limited liability companies, each of the Holders and the Company agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or the Holder’s former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Representatives, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Company, the current or former Holders or any of their respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or the Holders under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 6(r) shall relieve or otherwise limit the liability of the Company or any current or former Holder, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

(s)           Descriptive Headings; Interpretation; No Strict Construction. Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Sections, paragraphs, Schedules, Exhibits and clauses (including sub-clauses) refer to Sections, paragraphs, Schedules, Exhibits and clauses (including sub-clauses) of this Agreement; (iii) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (viii) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (ix) references to any Person include such Person’s successors and permitted assigns; (x) references to “days” are to calendar days unless otherwise indicated; (xi) references to “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; and (xii) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars, unless otherwise stated. Each of the Parties hereto acknowledges that each Party was actively involved in the negotiation and drafting of this Agreement and agrees that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any party hereto because one is deemed to be the author thereof. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(t)            Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the fullest extent set forth herein with respect to (i) the First Lien Notes and (ii) any and all securities into which First Lien Notes are exchanged or substituted in any recapitalization or other capital reorganization by the Company. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Company under this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(u)           Aggregation. All Registrable Securities owned or acquired by any Holder or its Affiliated entities or Persons (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Registrable Securities) shall be aggregated together for the purpose of determining the availability of any right under this Agreement, and for purposes concerning any underwriting cutback provision, any such Holder and its Affiliates shall be deemed to be a single participating Holder, and any proportionate reduction with respect to such participating Holder shall be based upon the aggregate principal amount of Registrable Securities owned by all Persons included in such participating Holder.

(v)           Further Assurances. Each of the Parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

VALARIS LIMITED

By:	/s/ Jonathan Baksht
Name:	Jonathan Baksht
Title:	Authorized Signatory

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Registration Rights Agreement]

[Holder’s signature pages on file with the company]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Registration Rights Agreement]

SCHEDULE I
HOLDERS

[On file with the Company]

S-I

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Registration Rights Agreement (as amended, restated and modified from time to time, the “Agreement”) dated as of April 30, 2021, by and among Valaris Limited, a company organized under the laws of Bermuda (the “Company”), and the holders of First Lien Notes named therein, and for all purposes of the Agreement the undersigned will be included within the term “Holder” (as defined in the Agreement). The address, facsimile number and email address to which notices may be sent to the undersigned are as follows:

Address:

Facsimile No.:
Email:
Date:

[If entity]

[ENTITY NAME]

By:
Name:
Title:

[If individual]

Individual Name:

A-1